Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

J. Erik Fyrwald, Chairman, President and Chief Executive Officer of Nalco Holding Company (“Nalco”) and Kathryn A. Mikells, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco’s 10-K financial report (the “Report”) with the Securities and Exchange Commission, covering the period ending December 31, 2010, hereby certify, pursuant to 18 U. S. C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, as follows:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Nalco.

/s/ J. ERIK FYRWALD
J. Erik Fyrwald
Chairman, President and Chief Executive Officer
Date:	February 25, 2011

/s/ KATHRYN A. MIKELLS
Kathryn A. Mikells
Executive Vice President and Chief
Financial Officer
Date:	February 25, 2011

A signed original of this written statement required by §906 has been provided to Nalco Holding Company and will be retained by Nalco Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.